Exhibit 99.1
                                                                    ------------

                                  PRESS RELEASE

                              U.S. GOLD CORPORATION

        U.S. GOLD CORPORATION ANNOUNCES INCREASE IN PROPOSED OFFERING TO
                       US$75.15 MILLION BY OVER-ALLOTMENT


For Immediate Release
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Lakewood, Colorado (February 8, 2006) - - U.S. Gold Corporation is pleased to announce that its previously-announced private placement of US$50.4 million has been increased by reason of an over-allotment to 16,700,000 subscription receipts (the "Subscription Receipts") for aggregate proceeds of up to US$75.15 million. The Subscription Receipts will be sold at a price of US$4.50 per subscription receipt.

The remaining terms of the proposed offering remain unchanged. Each Subscription Receipt will be automatically converted into one Unit, subject to adjustment and dilution penalties in certain instances, upon the satisfaction of certain stated conditions (the "Escrow Conditions"). Each Unit shall be comprised of one share of the Company's common stock ("Common Share") and one-half of one Common Share purchase warrant ("Warrant"). Each whole Warrant will entitle the holder thereof to purchase one Common Share (a "Warrant Share") for a period of 5 years following the closing of the offering at a price of US$10.00. The Escrow Conditions include, among other items, the filing of a resale registration statement in the United States and (final) prospectus in Canada qualifying the securities underlying the Units and the listing of the Common Shares on the Toronto Stock Exchange.

The net proceeds from the Offering will be used for the exploration and development of the Tonkin Springs gold project in Nevada and for general corporate and working capital purposes.

The offering, which is subject to market and other conditions, will be made in the United States only to institutional accredited investors and outside the United States to non-U.S. investors under Regulation S of the Securities Act of 1933, as amended.

50% of the net proceeds of the offering shall be held in escrow pending the satisfaction of the Escrow Conditions. In the event that the Escrow Conditions are not satisfied within 12 months of the closing of the Offering, the escrowed proceeds shall be returned to the holders of the Subscription Receipts in exchange for the 50% of the outstanding Subscription Receipts held by each holder. The remaining 50% of the Subscription Receipts will be exchanged into Units not later than 18 months after the closing of the offering.

The offering is scheduled to close on or about February 22, 2006 and is subject to certain conditions, including, but not limited to, satisfactory due diligence and the receipt of all necessary approvals.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE LAWS. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL



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OR THE SOLICITATION OF AN OFFER TO BUY THE SECURITIES NOR SHALL THERE BE ANY
SALE OF THE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are sometimes identified by words such as "intends," "anticipates," "believes," "expects" and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures and involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company's filings with the Securities and Exchange Commission. Many of these factors are beyond the Company's ability to control or predict. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For future information, contact:

William F. Pass
Vice President and Chief Financial Officer
Tel: (303) 238-1438
Fax: (303) 238-1724
bill@usgold.com
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215